Exhibit 99.2

Contact:
Ben Church
Esperion
corporateteam@esperion.com

Esperion Secures $50 Million Funding from Oberland Capital

ANN ARBOR, Mich., April 26, 2021 (GLOBE NEWSWIRE) -- Esperion Therapeutics (NASDAQ: ESPR) today announced that an investor group led by Oberland Capital Management LLC (Oberland Capital) agreed to provide the third and final tranche of funding under the revenue-based funding agreement totaling $50 million. The remaining funds are being released sooner than expected and in parallel with Esperion announcing an expansion of an ex-U.S. commercial agreement with an existing partner for select strategic geographies outside of the United States, Europe and Japan.

“Today we have simultaneously made two announcements that both prove our ability to execute in ways that are financially advantageous for our company and our shareholders,” said Rick Bartram, chief financial officer, Esperion. “Not only have we secured $80 million to bolster our balance sheet, but we did it through existing relationships, demonstrating steadfast confidence in our team, our business and the potential of our medicines. We are extremely proud to expand our relationships with these leading companies.”

The revenue-based funding agreement with Oberland Capital was announced in June of 2019. Esperion will reacquire 100% revenue rights upon repayment completion.

Esperion Therapeutics

ESPERION is The Lipid Management Company. Our goal is lipid management for everybody, that’s why we work hard to make our medicines easy to get, easy to take and easy to have. We discover, develop and commercialize innovative medicines and combinations to lower cholesterol, especially for patients whose needs aren’t being met by the status quo. Our entrepreneurial team of industry leaders is inclusive, passionate and resourceful. We are singularly focused on managing cholesterol so you can improve your health easily. For more information, please visit www.esperion.com and follow us on Twitter at www.twitter.com/EsperionInc.

Oberland Capital

Oberland Capital, a private investment firm with over $2.25 billion in capital commitments since inception, is focused exclusively on investing in the global healthcare industry and specializes in flexible investment structures customized to meet the specific capital requirements and strategic objectives of transaction partners. Oberland Capital’s broad suite of financing solutions includes monetization of royalty streams, acquisition of future product revenues, creation of project-based financing structures, and investments in traditional debt and equity. With a combination of deep industry knowledge and extensive structured finance experience, the Oberland Capital team has a history of creating value for its transaction partners.

For more information, please visit www.oberlandcapital.com or contact Johnna Schifilliti at (212) 257-5850.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding the expected release of the third and final tranche of funding under the revenue-based funding agreement with Oberland, Esperion’s intended uses of the proceeds from the third and final tranche of funding and the reacquisition of revenue rights by Esperion upon repayment completion. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause Esperion's actual results to differ significantly from those projected, including, without limitation, that existing cash resources may be used more quickly than anticipated, the ability of Esperion to complete repayment of outstanding amounts under the agreement with Oberland and reacquire 100% revenue rights, delays or failures in the commercialization plans of Esperion, the approval of bempedoic acid or the bempedoic acid / ezetimibe combination tablet in countries outside of the U.S., the failure of markets to adopt bempedoic acid or the bempedoic acid / ezetimibe combination tablet, the impact of COVID-19 on our business, commercial development plans and our partnerships with existing partners, and the risks detailed in Esperion's filings with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.